EXHIBIT 10.0

                          STOCK SUBSCRIPTION AGREEMENT


                  This Stock Subscription Agreement (the "Agreement") is made and entered into as of September 27, 2000 between HCI Direct, Inc., a Delaware corporation (the "Company"), and Kelso Investment Associates V, L.P. ("KIA V") and Kelso Equity Partners V, .P. ("KEP V" and together with KIA V, "Kelso" or the "Investor").

                  WHEREAS, the Investor desires to subscribe for and purchase, and the Company desires to sell to the Investor, the number of shares of Pay-In-Kind Preferred Stock, par value $.01 per share (the "PIK Preferred Stock") at the purchase price described in Section 1 herein, and on the other terms and conditions specified herein.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties herein contained, the Investor and the Company hereby agree as follows:

                  1.       Purchase and Sale of the Shares.
                           -------------------------------

                  (a) Purchase and Sale of the Shares. Subject to all the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the Investor hereby subscribes for and shall purchase, and the Company shall sell to the Investor, at the Closing (as defined below) provided for in Section 2(a) hereof, 499,900 shares of PIK Preferred Stock, at a price of $10 per share (the "Shares") for an aggregate price of $4,999,000. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Shares to any person who is a resident of a jurisdiction in which the sale of shares of the PIK Preferred Stock or Series A Preferred Stock to him would constitute a violation of the securities, "blue sky" or other similar laws or such jurisdiction.

                  (b) Consideration. Subject to all of the terms and conditions of this Agreement, at the Closing provided for in Section 2(a) hereof, the Investor shall purchase the Shares by delivering to the Company aggregate consideration in cash in an amount (the "Consideration Amount") equal to $4,999,000.


                  2.       Closing.
                           -------

                  (a) Delivery by the Company. Against delivery of the Consideration Amount, the Company will deliver to the Investor stock certificate(s) registered in the Investor's name and representing the Shares, which certificate(s) shall bear the legend set forth in the Letter Agreement, dated as of October 17, 1994, by and among the Company, KIA V, KEP V.



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                  (b) Delivery by the  Investor.  On or prior to  September  28,
2000 (the "Closing"), the Investor will deliver the Consideration Amount as provided in Section 1(b) hereof.

                  3.       Representations and Warranties.
                           ------------------------------
The Investor represents and warrants as of the date hereof, and as of the Closing hereunder, as follows:

                  (a)      Investment Intention.
                           --------------------
The Investor is acquiring the Shares solely for the Investor's own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

                  (b) Federal Securities Laws Matters. The Investor acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act of 1933 (the "Securities Act"), (ii) the Shares must be held indefinitely and the Investor must continue to bear the economic risk of the investment in the Shares, unless such Shares are subsequently registered under the Securities Act, or an exemption from such registration is available,
(iii) it is not anticipated that there will be any public market for the Shares in the foreseeable future, (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sales of any securities of the Company, including the Shares, and the Company has made no covenant to make such rule available and such rule is not anticipated to be available in the foreseeable future, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such rule,
(vi) if the exemption afforded by Rule 144 is not available, public sale of the Shares without registration will require the availability of an exemption under the Securities Act, (vii) the restrictive legend in the form set forth below shall be placed on the certificate(s) representing the Shares and (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

                  (c) Investor Status. Either (i) the Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act or (ii) (A) the Investor's financial situation is such that the Investor can afford to bear the economic risk of holding the Shares for an indefinite period of time, (B) the Investor can afford to suffer complete loss of his investment in the Shares, (C) the Investor's knowledge and experience in financial and business matters are such that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares, and
(D) the Investor understands and has taken cognizance of all the risk factors related to purchase of the Shares.



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                  (d) Due Execution and Delivery. The Investor has duly executed and delivered this Agreement; this Agreement constitutes legal, valid and binding obligations of the Investor, enforceable in accordance with its terms;
and  no  consent,  approval,  authorization,   order,  filing,  registration  or
qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement or the performance of the Investor's obligations hereunder.

                  (e) Agreement to Be Bound. Pursuant to the Stockholders Agreement, dated as of October 17, 1994 (the "Stockholders Agreement"), among the Corporation, Kelso and certain other stockholders, the Investor agrees to be bound to the terms of the Stockholders Agreement in connection with the purchase of the Shares.

                  4.       Representations and Warranties of the Company.
                           ---------------------------------------------
The Company represents and warrants to the Investor as of the date hereof, and as of the Closing hereunder, as follows:

                  (a) Corporate Form. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

                  (b) Corporate Authority. The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and to issue the Shares and to carry out the transactions contemplated hereby. The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

                  (c) Actions Authorized. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable in accordance with its terms.

                  (d) Required Filings and Approvals. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company, other than the filings, registrations or qualifications that may be required under (i) Regulation D under the Securities Act and (ii) the state securities laws or "blue sky" laws of any state of the United States of America that may be required to be made or obtained, all of which the Company will comply with prior to the date of the Closing.

                  (e) No Conflicts. None of the execution, delivery or performance of this Agreement by the Company will conflict with the Restated Certificate of Incorporation or the By-laws of the Company, in each case as in effect as of the Closing, or result in any material breach of, or constitute a material default under any material contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound.



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                  5.       Miscellaneous.
                           -------------

                  (a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  (b) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                  (c)      Stock Certificate Legend.
                           ------------------------
Each certificate representing the Shares of PIK Preferred Stock owned by the Investor shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE LETTER AGREEMENT, DATED AS OF OCTOBER 17, 1994, AMONG THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, WHICH LETTER AGREEMENT INCORPORATES CERTAIN SPECIFIED PROVISIONS CONTAINED IN THE STOCKHOLDERS AGREEMENT OF THE COMPANY, DATED AS OF OCTOBER 17, 1994, COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."


                  (d) Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the Investor and the Company.

                  (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party.

                  (f)      Applicable Law.
                           --------------
This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflicts of law.

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                  IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first above written.

                                            HCI DIRECT, INC.



                                            By: /s/ Michael D. Rowley
                                               --------------------------------
                                               Name: Michael D. Rowley
                                               Title: Chief Financial Officer



                                            KELSO INVESTMENT ASSOCIATES V, L.P.



                                            By:  /s/ George E. Matelich
                                                --------------------------------
                                                Name:  George E. Matelich
                                                Title: Partner



                                            KELSO EQUITY PARTNERS V, L.P.



                                            By: /s/ George E. Matelich
                                               ---------------------------------
                                               Name:  George E. Matelich
                                               Title: Partner